Exhibit 10.71

July 30, 2008

Attn: Mr. Simon Nynens

Lifeboat Distribution

1157 Shrewsbury Avenue

Shrewsbury, New Jersey 07702

Delivery by e-mail: Michael Simons

RE: NOTICE OF TERMINATION - VMWARE DISTRIBUTOR AGREEMENT

Dear Mr. Nynens:

Pursuant to Section 5.2 of the VMware Distributor Agreement (the "Distributor Agreement"), dated September 20, 2004 (VMware Contract #3376), by and between VMware, Inc. ("VMware") and Lifeboat Distribution (a division of Wayside Technology Group, formerly Programmers Paradise) ("Lifeboat"), VMware hereby submits this letter as notice to terminate the Distributor Agreement (the "Notice"). Capitalized terms not otherwise defined herein shall have the same meaning set forth in the Distributor Agreement.

Pursuant to the terms and conditions of the Distributor Agreement:

1.	As of October 1, 2008, VMware shall only accept Lifeboat Orders for distributions to Programmers Paradise;

2.	The Distributor Agreement is hereby terminated at close of business on December 31, 2008;

3.	In accordance with section 5.2 of the Distributor Agreement, sections 1.4, 2.7, 2.10, 3.2, 4.2, 5.2, 5.3, 6, 7, 8, and 9 shall survive termination of the Distributor Agreement; and

4.	Lifeboat's account with VMware will remain open until any remaining amount, past due or otherwise, is paid in full.

Sincerely,

Cc: Lifeboat Legal